UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1279
Registrant telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2012 Series C 5.25% Junior Subordinated Debentures due 2062	DTQ	New York Stock Exchange

2016 Series B 5.375% Junior Subordinated Debentures due 2076	DTJ	New York Stock Exchange

2016 Series F 6.00% Junior Subordinated Debentures due 2076	DTY	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.      Other Events.
On November 1, 2019, DTE Energy Company (the “Company”) issued and sold 26,000,000 Equity Units, initially consisting of Corporate Units (the “Corporate Units”), for an aggregate stated amount of $1,300,000,000, as more fully described below, pursuant to an Underwriting Agreement, dated October 29, 2019, between the Company and the several Underwriters named in Schedule I thereto (the “Units Underwriting Agreement”), for whom Barclays Capital Inc. acted as representative.
Also on November 1, 2019, the Company issued 2,760,000 shares of common stock (the “Common Stock”), pursuant to an Underwriting Agreement, dated October 29, 2019, between the Company and the several Underwriters named in Schedule I thereto (the “Common Stock Underwriting Agreement”), for whom Barclays Capital Inc. acted as representative.
The Common Stock and the Corporate Units have been issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-230656) (the “Registration Statement”), and the Prospectus Supplements each dated October 29, 2019. Copies of the Units Underwriting Agreement, the Common Stock Underwriting Agreement and opinions related to the Corporate Units are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions of the terms of the Units Underwriting Agreement and the Common Stock Underwriting Agreement are qualified in their entirety by reference to the actual terms of the applicable exhibits attached hereto.
Each Corporate Unit has a stated amount of $50 and is comprised of (i) a purchase contract obligating the holder to purchase from the Company for a price in cash of $50, on the purchase contract settlement date, or November 1, 2022, subject to earlier termination or settlement, a certain number of shares of common stock; and (ii) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of the Company’s 2019 Series F 2.25% Remarketable Senior Notes due 2025 (the “Remarketable Notes”). Holders of the Corporate Units will be entitled to receive quarterly contract adjustment payments at a rate of 4.00% per year of the stated amount of $50 per Corporate Unit, subject to the Company’s right to defer such payments.
The Remarketable Notes are being issued pursuant to an indenture, dated as of April 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Remarketable Note Trustee”), as supplemented by a supplemental indenture, dated as of November 1, 2019 (as supplemented, the “Remarketable Note Indenture”), between the Company and the Remarketable Note Trustee. The Corporate Units are being issued pursuant to a Purchase Contract and Pledge Agreement, dated as of November 1, 2019 (the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary. Under the terms of the Purchase Contract and Pledge Agreement, the Remarketable Notes are being pledged as collateral to secure the holders’ obligation to purchase the shares of Common Stock under the related purchase contracts that form a part of the Corporate Units. A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. Treasury securities for any pledged ownership interests in the Remarketable Notes. The Remarketable Notes will be remarketed, subject to certain terms and conditions, prior to the purchase contract settlement date pursuant to the terms of the Purchase Contract and Pledge Agreement and a remarketing agreement to be executed in the future.
Copies of the Purchase Contract and Pledge Agreement and the related Supplemental Indenture, are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms of the exhibits attached hereto.
Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

1.1	Units Underwriting Agreement, dated October 29, 2019, between the Company and the several Underwriters named in Schedule I thereto, for whom Barclays Capital Inc. acted as representative.

1.2	Common Stock Underwriting Agreement, dated October 29, 2019, between the Company and the several Underwriters named in Schedule I thereto, for whom Barclays Capital Inc. acted as representative.

4.1
Supplemental Indenture, dated as of November 1, 2019, to the Amended and Restated Indenture, dated as of April 9, 2001, by and between DTE Energy Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee creating the Remarketable Notes (2019 Series F).

4.3
Purchase Contract and Pledge Agreement, dated as of November 1, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, collateral agent, custodial agent and securities intermediary.

5.1	Opinion and Consent of Wendy Ellis, Esq., Associate General Counsel of DTE Energy Company, relating to the Corporate Units.

8.1	Opinion and Consent of Hunton Andrews Kurth LLP regarding tax matters relating to the Corporate Units.

23.1	Consent of Wendy Ellis, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Hunton Andrews Kurth LLP (included in the opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2019

DTE ENERGY COMPANY (Registrant)

/s/Mark C. Rolling Mark C. Rolling Vice President, Controller and Chief Accounting Officer